Exhibit 99.1

Press Release
INTERACTIVE DATA ANNOUNCES BOARD MEMBER
ALAN J. HIRSCHFIELD’S RETIREMENT
BEDFORD, Mass. — March 16, 2006 — Interactive Data Corporation (NYSE: IDC), a leading provider of financial market data, analytic tools and related services to financial institutions, active traders and individual investors, today announced that Alan J. Hirschfield, 70, will not seek re-election as a director at the end of his current term, which expires on May 17, 2006. Mr. Hirschfield has served on the Interactive Data Board of Directors since the merger of Data Broadcasting Corporation and Interactive Data in February 2000, and prior to that was co-chairman of the Data Broadcasting Board of Directors since 1992 and was Data Broadcasting’s co-chief executive officer from 1992 until November 1999.
Interactive Data’s Board of Directors plans to elect two new independent directors to replace Mr. Hirschfield and Allan R. Tessler, who announced in January 2006 his intention to retire upon the appointment of a successor. The Board anticipates that these new directors will be elected following the Company’s annual meeting of stockholders on May 17, 2006.
“It has been very fulfilling for me to serve on the Interactive Data Board during the past six years,” stated Alan Hirschfield. “During that time, the Company has nearly doubled in size, fortified its leadership positions in its core markets, entered new market sectors, significantly improved its profitability and created substantial value for shareholders. However, I have decided to not stand for re-election to the Board in order to concentrate on my personal activities and investments. I believe that Interactive Data will benefit from the fresh perspective, experience and expertise that new independent directors will undoubtedly bring.”
“Alan Hirschfield’s contributions have made a profound impact upon Interactive Data, and it is with mixed emotions that we accept his decision to retire,” stated John Makinson, chairman of Interactive Data’s Board of Directors. “As co-chairman and co-CEO of Data Broadcasting, Alan’s leadership was instrumental in guiding the company until the merger with Interactive Data in 2000. Following the merger, he has provided valuable counsel and insight through his active involvement on our Board. We wish Alan continued good fortune in his future endeavors.”
Mr. Hirschfield’s detailed biography is available on Interactive Data’s website at www.interactivedata.com/overview/board_hirschfield.
About Interactive Data Corporation
Interactive Data Corporation is a leading global provider of securities pricing, financial information, and analytic tools to institutional and individual investors. The Company supplies time-sensitive pricing (including evaluated pricing), dividend, corporate action, and descriptive information for more than 3.5 million securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial services and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management, and valuation activities.
Interactive Data Corporation is headquartered in Bedford, Massachusetts. Through its branded businesses, FT Interactive Data, ComStock, CMS BondEdge, and eSignal, Interactive Data Corporation has approximately 2,100 employees in offices located in North America, Europe, Asia, and Australia. Pearson plc (NYSE: PSO), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, owns approximately 62 percent of the outstanding common stock of Interactive Data Corporation.

The FT Interactive Data business includes FT Interactive Data Corporation, a Delaware corporation. The ComStock business includes ComStock, Inc., a New York corporation.

Forward-looking and Cautionary Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans including product and service developments, future financial conditions, results or projections or current expectations including Interactive Data’s expectation that two new independent directors will be elected by the Board after May 17, 2006. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) the ability of Interactive Data to recruit two qualified independent directors to replace Mr. Tessler and Mr. Hirschfield; and (ii) other factors identified in Interactive Data’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.
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COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	John Coffey
781-687-8306	781-687-8148
andrew.kramer@interactivedata.com	john.coffey@interactivedata.com